UNITEDSTATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 16, 2011

CHINA SHENGHUO PHARMACEUTICAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction  of Incorporation)

001-33537	20-2903562
(Commission File Number)	(IRS Employer Identification No.)

No. 2, Jing You Road
Kunming National Economy &
Technology Developing District
People’s Republic of China 650217	N/A
(Address of Principal Executive Offices)	(Zip Code)

0086-871-728-2628
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of April 18, 2011,  Mr. Chuanxiang Huang resigned from his position as chief financial officer of China Shenghuo Pharmaceutical Holdings, Inc. (the “Company”).

On April 16, 2011, the Company entered into an employment agreement (the “Employment Agreement”), effective as of April 20, 2011, with Mr. Raymond Wang, our chief financial officer.

Pursuant to the terms of the Employment Agreement, Mr. Wang agreed to serve as our part-time chief financial officer for a term of one year at a monthly salary of RMB 20,000.  For any successful Company financing in which Mr. Wang participates, Mr. Wang will be eligible for a bonus of three thousandths (3‰) of the financing amount.  Either party can terminate the Employment Agreement by notifying the other party at least 30 days in advance.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

The biographical information of Mr. Wang required by this Item is set forth below.

Raymond Wang, 32 years old, a member of Chinese Institute of Certified Public Accountants (“CICPA”). Prior to joining our company, he served as Managing Director for China Biwin Consulting Co., Limited and Guangzhou Biwin Financial Consulting Co., Ltd. since December 2009, where he specialized in providing Pre-IPO financial consulting, internal control consulting, tax consulting and SOX404 compliance service. From March 2008 to November 2009, Mr. Wang served as a Manager of a U.S. public accounting firm, where he provided U.S. GAAP audit, advisory service on the compliance with Sarbanes-Oxley Section 404 (“SOX404”) and pre-audit advisory service, such as enhancing the internal control, preparing financial reports and U.S. GAAP conversion.  Prior to that, Mr. Wang was with one of Big Four accounting firms from July 2002 through December 2007, where he managed audit engagements, reviewed the working papers, communicated with top management and liaised with internal tax professionals. Mr. Wang received a Bachelor of Business degree from Guangdong University of Foreign Studies in 2002.

There is no family relationship between Mr. Wang and any of our directors or management.

Item 8.01.	Other Events.

On April 21, 2011, we issued a press release announcing the resignation of Mr. Huang as chief financial officer of our company and the appointment of Mr. Wang as the new part-time chief financial officer of our company, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following are filed as exhibits to this report:

Exhibit No.	Description
10.1	Employment Agreement, dated as of April 16, 2011, between China Shenghuo Pharmaceutical Holdings, Inc. and Mr. Raymond Wang.

99.1	Press Release, dated April 21, 2011 regarding the resignation of Mr. Chuanxiang Huang as CFO and the appointment of Mr. Raymond Wang as new CFO.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2011	CHINA SHENGHUO PHARMACEUTICAL HOLDINGS, INC.
(Registrant)

	By:	/s/ Gui Hua Lan
Gui Hua Lan
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated as of April 16, 2011, between China Shenghuo Pharmaceutical Holdings, Inc. and Mr. Raymond Wang.

99.1	Press Release, dated April 21, 2011 regarding the resignation of Mr. Chuanxiang Huang as CFO and the appointment of Mr. Raymond Wang as new CFO.